SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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CEPHEID
(Name of Registrant as Specified in Its Charter)

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CEPHEID
904 Caribbean Drive
Sunnyvale, CA 94089
(408) 541-4191
March 27, 2006
To Our Shareholders:
      I am pleased to invite you to attend the annual meeting of shareholders of Cepheid to be held at our principal executive offices, 904 Caribbean Drive, Sunnyvale, California 94089, on Thursday, April 27, 2006, at 1:00 p.m. Pacific time.
      The agenda for this year’s meeting is described in detail in the following notice of annual meeting of shareholders and proxy statement.
      The board of directors appreciates and encourages shareholder participation in Cepheid’s affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event and for that reason we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does not deprive you of your right to attend the annual meeting and to vote your shares in person.
      We thank you for your support and look forward to seeing you at the meeting.

Sincerely,

/s/ John L. Bishop

John L. Bishop
Chief Executive Officer

Notice of Annual Meeting of Shareholders
Proxy Statement for Annual Meeting of Shareholders To Be Held On April 27, 2006
Information Concerning Solicitation and Voting
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF 2006 EQUITY INCENTIVE PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
APPENDIX A
APPENDIX B
APPENDIX C

CEPHEID
904 Caribbean Drive
Sunnyvale, California 94089
Notice of Annual Meeting of Shareholders
To Be Held On April 27, 2006
To Our Shareholders:
      Notice is hereby given that the annual meeting of the shareholders of Cepheid, a California corporation, will be held at Cepheid’s executive offices, 904 Caribbean Drive, Sunnyvale, California 94089, on Thursday, April 27, 2006, at 1:00 p.m. Pacific time for the following purposes:

1. To elect three (3) Class I directors of Cepheid to serve on the board of directors for a three-year term. Cepheid’s board of directors intends to present the following nominees for election as Class I directors:

John L. Bishop
Thomas D. Brown
Dean O. Morton

2. To approve the 2006 Equity Incentive Plan, which will replace our current 1997 Stock Option Plan.

3. To ratify the appointment of Ernst & Young LLP as independent auditors of Cepheid for the fiscal year ending December 31, 2006.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The foregoing items of business are more fully described in the proxy statement accompanying this notice. The board of directors has fixed the close of business on March 14, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment.

By Order of the Board of Directors

/s/ Joseph H. Smith

Joseph H. Smith
Secretary
Sunnyvale, California
March 27, 2006
All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the meeting. You may do so automatically by voting in person at the meeting, or by delivering to Cepheid a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

CEPHEID
904 Caribbean Drive
Sunnyvale, CA 94089

Proxy Statement for Annual Meeting of Shareholders
To Be Held On April 27, 2006

Information Concerning Solicitation and Voting
General
      The enclosed proxy is solicited on behalf of the board of directors of Cepheid for use at the annual meeting of shareholders to be held on April 27, 2006 at 1:00 p.m. Pacific time, or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at Cepheid’s executive offices, 904 Caribbean Drive, Sunnyvale, California 94089. Cepheid’s telephone number is (408) 541-4191.
      These proxy solicitation materials, together with Cepheid’s 2005 Annual Report, are being mailed on or about March 27, 2006.
Record Date
      Shareholders of record at the close of business on March 14, 2006, which we refer to as the record date, are entitled to notice of, and to vote at, the annual meeting. At the record date, approximately 52,876,108 shares of common stock were issued and outstanding.
Revocability of Proxies
      You may revoke your proxy at any time before its use by delivering to Cepheid a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. You may also revoke your proxy by attending the annual meeting and voting in person. Attending the annual meeting will not, by itself, revoke the proxy.
Voting and Solicitation
      Shareholders are entitled to one vote for each share held as of the record date.
      Solicitation of proxies may be made by our directors, officers and other employees by personal interview, telephone, facsimile or other method. No additional compensation will be paid for these services, but we may reimburse directors, officers and employees for reasonable out-of-pocket expenses in connection with any solicitation. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by Cepheid. We may reimburse the reasonable charges and expenses of brokerage houses, custodians, nominees, fiduciaries or others for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of common stock.
Quorum, Abstentions and Broker Non-Votes
      The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock issued and outstanding on the record date, present in person or by proxy at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have no effect on Proposal Nos. 1 and 2.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Cepheid’s board of directors is divided into three classes — Class I, II and III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of shareholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The size of the board is presently set at nine members. At the annual meeting, shareholders will elect the nominees for Class I directors.
Directors/Nominees
      The information below sets forth the current members of the board, including the nominees for Class I directors. Proxies may not be voted for more than three directors. Each person nominated for election has agreed to serve if elected and we have no reason to believe that any nominee will be unable to serve. There are no family relationships between any of the nominees, directors or any of our executive officers.

Name of Director	Age	Class	Position with Cepheid	Director Since

John L. Bishop	61	I	Chief Executive Officer and Director	2002
Thomas D. Brown	57	I	Director	2006
Robert J. Easton(2)	61	III	Director	2002
Thomas L. Gutshall	68	II	Chairman of the Board	1996
Cristina H. Kepner(1)(3)	59	II	Director	1998
Dean O. Morton(1)(2)	73	I	Director	1997
Mitchell D. Mroz(1)(3)	61	III	Director	2004
David H. Persing, M.D., Ph.D.	50	II	Director	2004
Hollings C. Renton(2)	59	III	Director	2000

(1)	Current member of the Audit Committee.

(2)	Current member of the Compensation Committee.

(3)	Current member of the Nominating and Governance Committee.
      John L. Bishop. Mr. Bishop joined us as Chief Executive Officer and as a director in April 2002. Mr. Bishop served as President and a director of Vysis, a genomic disease management company from 1993 to 2002 and as Chief Executive Officer from 1996 to March 2002. From 1991 until November 1993, Mr. Bishop was Chairman and Chief Executive Officer of MicroProbe Corporation, a biotechnology company and, from 1987 until 1991, of Source Scientific Systems, a biomedical instrument manufacturing company. From 1984 to 1986, Mr. Bishop was President and Chief Operating Officer of Gen-Probe, Inc. From 1968 to 1984, Mr. Bishop held various management positions with American Hospital Supply Company and its affiliates, including a three-year assignment in Japan as an Executive Vice President and Chief Executive Officer of International Reagents Corp., a joint venture between American Hospital Supply Company and Green Cross Corporation.
      Thomas D. Brown. Mr. Brown joined us as a director in February, 2006. From 1977 until his retirement in 2002, he held numerous sales, marketing and general management positions within Abbott Diagnostic Division of Abbott Laboratories. From February 1998 until his retirement at Abbott Laboratories in July 2002, he held the position of Senior Vice President, President Diagnostic Division. In 1993 he was elected Corporate Vice President Worldwide Diagnostic Commercial Operations. In 1992 he was named Divisional Vice President, Commercial Operations. In 1987 he was named Divisional Vice President and General Manager, Western Hemisphere Commercial Operations. Mr. Brown serves on the Board of Directors for Ventana Medical Systems, Quidel Corporation and is Vice Chairman of the Condell Medical Center.
      Robert J. Easton. Mr. Easton joined us as a director in January 2002. Mr. Easton is a co-founder of Easton Associates LLC, a strategic consulting firm specializing in evaluation and planning for pharmaceutical and medical device companies, and has served as their Chairman since May 2000. Prior to co-founding Easton Associates he served as Managing Director of IBM Healthcare Consulting from May 1996 to May 2000. In addition to his experience in management consulting, Mr. Easton has 12 years of managerial experience in a variety of positions in sales, marketing, planning, engineering, and operations with the industrial gas and medical products divisions of Union Carbide and Union Carbide Europe. He currently serves as a director of CollaGenex Pharmaceuticals.
      Thomas L. Gutshall. Mr. Gutshall is a co-founder of Cepheid and has served as Chairman of the Board since August 1996. From August 1996 until April 2002, he also served as our Chief Executive Officer. From January 1995 to August 1996, he was President and Chief Operating Officer of CV Therapeutics. From 1989 to 1994, he was Executive Vice President at Syntex Corporation and a member of the Pharmaceutical Executive Committee. His responsibilities while at Syntex included managing Syva Company, Syntex Agribusiness, Pharmaceutical and Chemical Operations and Services, Syntex Pharmaceutical Intl. Ltd. and Environmental Health and Safety. Mr. Gutshall currently serves as a director of CV Therapeutics, Metrika, Inc. and Satoris Corporation and is a board member of the Pacific Medical Research Foundation.
      Cristina H. Kepner. Ms. Kepner joined us as a director in May 1998. She was with Invemed from 1978 to 2000, where she has served in a variety of capacities. Prior to retiring from Invemed in December 2000, Ms. Kepner served as Executive Vice President and Corporate Finance Director until December 31, 2000. Ms. Kepner also served as a director of Invemed until December 2000. Ms. Kepner currently serves as a director of Monogram Biosciences, Inc. and is the Chairman of the Board of Quipp, Inc.
      Dean O. Morton. Mr. Morton joined us as a director in July 1997. Mr. Morton retired in 1992 as Executive Vice President, Chief Operating Officer and a director of Hewlett-Packard Company where he started in 1960. Mr. Morton currently serves as a director of BEA Systems, Inc. and Pharsight Corporation. He serves on the Board of Monterey Bay Aquarium Research Institute and Center for Excellence in Non-Profits.
      Mitchell D. Mroz. Mr. Mroz joined us as a director in May 2004. Mr. Mroz is currently Chairman of the Board of the Northrop Grumman Federal Credit Union and is retired from Northrop Grumman Corporation. Since joining Northrup Grumman in 1978, he served in various capacities, including the positions of Vice President and Chief Financial Officer for Grumman Corporation and Vice President and General Manager of the Automation and Information Systems Division of Northrop Grumman, Corporate Vice President Internal Audit and Audit Manager. Before joining Northrop Grumman, he was an Auditor for the U.S. Air Force Audit Agency and the U.S. General Accounting Office. He also serves on the board of directors of Village Christian Schools in Sun Valley, CA.
      David H. Persing. Dr. Persing first joined us as a director in May 2004, and then became our Executive Vice President and Chief Medical and Technology Officer in August 2005. Dr. Persing was previously Senior Vice President and Chief Scientific Officer at Corixa Corporation, a Seattle-based biotechnology company, until their acquisition by GlaxoSmithkline from 1999 to July 2005. From 1990 to 1999 he was a member of the Clinical and Research Faculty of the Mayo Clinic in Rochester, Minnesota where he researched programs on hepatitis viruses and tick-borne infections. In 1992 he founded and directed the Molecular Microbiology Laboratory at Mayo Clinic. He has authored over 240 peer-reviewed articles and served as Editor in Chief for three textbooks on Molecular Diagnostics, the most recent of which was published by ASM press in December 2004. Dr. Persing currently serves as a director of Monogram Biosciences, Inc.
      Hollings C. Renton. Mr. Renton joined us as a director in March 2000. Since 1993, he has served as President and Chief Executive Officer and a director of Onyx Pharmaceuticals, Inc., a biopharmaceutical and biotherapeutics company. From 1991 to 1993, he served as President and Chief Operating Officer of Chiron Corporation, a pharmaceutical company, following its acquisition of Cetus Corporation. Prior to the acquisition, he served as President of the Cetus Corporation from 1990 to 1991 and as Chief Operating Officer from 1987 to 1990. Mr. Renton also serves as a member of the boards of directors of Rigel Pharmaceuticals, the Biotechnology Industry Organization (BIO), and Special Olympics of Northern California.

Required Vote
      The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote will be elected as directors. If signed and returned, shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee determined by the proxy holder.
      The board recommends a vote for the election of the nominated directors.
Board of Directors’ Meetings and Committees
      The board of directors has affirmatively determined that all directors, other than John L. Bishop, Thomas L. Gutshall and David H. Persing, are independent under NASDAQ listing standards and applicable Securities and Exchange Commission rules. The board met seven times, including three telephone conference meetings, during 2005. No director attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board held during the period for which he or she was a director and, (ii) the total number of meetings held by all committees of the board on which he or she served during the period that he or she served. Standing committees of the board include an audit committee, a compensation committee and a nominating and governance committee. Each of these committees has a written charter approved by the board of directors.
      Audit Committee. Cristina H. Kepner, Dean O. Morton and Mitchell D. Mroz are the current members of Cepheid’s audit committee. All members of the audit committee meet the independence and financial experience requirements under both Securities and Exchange Commission rules and NASDAQ listing standards. The board has determined that Cristina H. Kepner, Dean O. Morton and Mitchell D. Mroz are “audit committee financial experts” as such term is defined in applicable rules of the Securities and Exchange Commission. The Audit Committee met four times in 2005. The audit committee hires the independent auditors, reviews the scope of audit and pre-approves permissible non-audit services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements, reviews the results of those audits, annually reviews the audit committee charter, and reviews related party transactions. The audit committee charter is filed as Appendix B in our proxy statement and is available under the “Investor Relations” section of our website at www.cepheid.com.
      Compensation Committee. Dean O. Morton, Hollings C. Renton and Robert J. Easton are the current members of Cepheid’s compensation committee. All members of the compensation committee meet the independence requirements under the NASDAQ listing standards. The compensation committee met six times, including three telephone conference meetings, in 2005. The compensation committee is responsible for reviewing the compensation and benefits for Cepheid’s executive officers and administering the company’s compensation, equity incentive and benefit plans, as well as supervising and making recommendations to the board on compensation matters generally. The compensation committee charter is filed as Appendix C in our proxy statement and is available under the “Investor Relations” section of our website at www.cepheid.com.
      The compensation committee delegates certain of its authority, including the authority to grant stock options to non-executive employees of Cepheid, to a stock option committee. John L. Bishop and David H. Persing are the current members of Cepheid’s stock option committee.
      Nominating and Governance Committee. Cristina H. Kepner, and Mitchell D. Mroz are the current members of Cepheid’s nominating and governance committee. All members of the nominating and governance committee meet the independence requirements under the NASDAQ listing standards. The nominating and governance committee held one meeting in 2005. The nominating and governance committee considers and recommends to the board candidates to serve as members of the board, develops and maintains a set of corporate governance guidelines and establishes procedures for director nomination. In making recommendations to the board regarding candidates to serve as members of the board, the nominating and governance committee considers the recommendations of board members, members of management and shareholders (if made in accordance with Cepheid’s charter documents and applicable law). The nominating and governance committee may retain recruiting professionals to identify and evaluate candidates for director nominees. The nominating and governance committee charter is available under the “Investor Relations” section of our website at www.cepheid.com.
      In selecting nominees for the board of directors, the committee will assess a number of factors, including the independence, experience and judgment of candidates and endeavors to collectively support a number of areas of core competency on the board, including business judgment, management experience, accounting and financial acumen, industry and technology knowledge, leadership, strategic vision and willingness to devote sufficient time to attend meetings and participate effectively on the board of directors.
      Potential candidates are screened and interviewed by the nominating and governance committee. All members of the board may interview the final candidates. The same identifying and evaluating procedures will apply to all candidates for director nomination, including candidates submitted by shareholders.
      Shareholders can recommend qualified candidates for the board by submitting, in accordance with our bylaws, the candidate’s name and qualifications to: Joseph H. Smith, Secretary, Cepheid, 904 Caribbean Drive, Sunnyvale, California 94089. The committee requests that submissions be made as early as possible to ensure meaningful consideration by the committee.
Director Compensation
      We pay our non-employee directors an annual retainer of $15,000. Our non-employee Chairman of the Board receives an additional $15,000 per year. The non-employee Chairs of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $5,000, $4,000 and $2,500 in annual compensation, respectively. Our non-employee directors each receive $1,500 per board meeting attended in person, and $1,000 per committee meeting attended in person, and $500 per board or committee meeting attended by telephone or other remote means of communication. We also reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings.
      New non-employee directors receive non-discretionary, automatic grants of options pursuant to our 1997 Stock Option Plan to purchase 15,000 shares of our common stock upon joining the board, and our continuing non-employee directors receive non-discretionary, automatic grants of options pursuant to our 1997 Stock Option Plan to purchase 7,500 shares of our common stock after each annual meeting of shareholders. Options granted to new non-employee directors upon joining our board will become vested and exercisable with respect to 5,000 shares on each one-year anniversary of the grant date, so long as the person remains a director of Cepheid. Options granted to our continuing non-employee directors after each annual meeting of shareholders will become fully vested and exercisable on the one-year anniversary of the grant date, so long as the person remains a director of Cepheid. All option grants to non-employee directors under the 1997 Stock Option Plan will become fully vested and exercisable immediately prior to Cepheid’s dissolution, liquidation, merger with or into another corporation, or sale of all or substantially all of our assets, and will expire three months after the event that caused the vesting acceleration to the extent they have not been previously exercised. All options granted to non-employee directors under the 1997 Stock Option Plan will have an exercise price equal to the current fair market value of our common stock on the date of the grant, and will be nonqualified stock options.
      If Proposal No. 2 regarding the approval of the 2006 Equity Incentive Plan is approved at the annual meeting of shareholders, non-employee directors will continue to receive automatic stock option grants to non-employee directors according to a non-discretionary formula. When a non-employee director joins the Board of Directors, he or she will receive an initial grant of an option to purchase 25,000 shares of common stock on that date. Initial non-employee director grants will vest over three years at the rate of 8,333 shares on each one-year anniversary of the grant date, so long as the director remains continuously in office. On the date of the first Board of Directors meeting following each annual meeting of our shareholders, each non-employee director then having been in office for more than six months will receive an option to purchase an additional 12,500 shares. Each annual grant will vest as to all 12,500 shares on the one-year anniversary of the grant date, so long as the director remains continuously in office. Non-employee directors will also be eligible to receive other types of awards under the 2006 Plan, but such awards are discretionary and not automatic. In the event of a dissolution, liquidation, merger or asset sale, all of the shares subject to these automatically granted options will accelerate and become exercisable in full.

Code of Ethics
      We have adopted a code of ethics that applies to all our employees. This code of ethics is available under the “Investor Relations” section of our website at www.cepheid.com.
Compensation Committee Interlocks and Insider Participation
      No member of our compensation committee was at any time during 2005, or at any other time, an officer or employee of Cepheid. No executive officer of Cepheid serves as a member of the board of directors or compensation committee of any entity that has one or more of our executive officers serving as a member of our board or compensation committee.
PROPOSAL NO. 2
APPROVAL OF 2006 EQUITY INCENTIVE PLAN
General
      We are asking shareholders to approve the Cepheid 2006 Equity Incentive Plan (the “2006 Plan”), which was approved by the Board of Directors on February 16, 2006. If approved by shareholders, the 2006 Plan will replace our existing 1997 Stock Option Plan, as amended (the “1997 Plan”), and together with our 2000 Employee Stock Purchase Plan, as amended, will become Cepheid’s only plans for providing stock-based incentive compensation to our eligible employees and non-employee directors. The 2006 Plan is intended to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Cepheid, by offering them an opportunity to participate in the Company’s future performance. The following summary of certain major features of the 2006 Plan is subject to the specific provisions contained in the full text of the 2006 Plan, as set forth in Appendix A.
      Approval of the 2006 Plan is intended to enable Cepheid to achieve the following objectives:

1. The continued ability to offer stock-based incentive compensation to substantially all of Cepheid’s eligible employees and non-employee directors. By its terms, the 1997 Plan will terminate in January 2007. Without stock options or other forms of equity incentives, Cepheid would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to the future successes of the company. These cash replacement alternatives would, among other things, potentially reduce the cash available for investment in growth and development of new and existing products.

2. The ability to maintain an equity incentive plan that can attract and retain employee talent while keeping the rate of dilution low. We are requesting approval of 3,800,000 shares for the 2006 Plan, plus the roll-over of all shares currently reserved but unissued under the 1997 Plan. Shares subject to awards that are cancelled, forfeited or that expire by their terms without exercise, including shares subject to awards granted under the 1997 Plan that are outstanding on the effective date of the 2006 Plan, will be returned to the pool of shares available for grant and issuance under the 2006 Plan. The 1997 Plan will be terminated if the shareholders approve the 2006 Plan and no new grants of awards will be made under the 1997 Plan. As of the record date, there was a total of 1,130,545 shares authorized but not yet issued under the 1997 Plan.

3. The reduction of Cepheid’s total stock overhang. Overhang is the total number of shares related to options granted but not yet exercised, plus shares available for grant, divided by the total number of shares outstanding at the end of the reporting period. Overhang will be reduced over time under the 2006 Plan because stock options and stock appreciation rights will have a maximum term of seven years, which will require earlier employee exercise. Options granted under the 1997 Plan had a term of ten years.

4. The furtherance of compensation and governance best practices. Unlike stock options, full-value awards (such as restricted stock and restricted stock units) have intrinsic value even in a declining market. In recognition of this, the 2006 Plan provides for a ratio of the award of options or stock appreciation rights versus full-value awards, such that for each full-value award granted, the number of shares available for issuance under the 2006 Plan as a whole is decreased by 1.6 shares for each share subject to such full-value award. Furthermore, the 2006 Plan prohibits stock option repricing absent shareholder approval and the issuance of discounted stock options and contains no “evergreen” features (evergreen features provide for automatic annual replenishment of authorized shares available under the plan). The 1997 Plan had such an evergreen feature, which increased the number of shares available under the plan each January 1 by the lesser of one million shares or 3% of Cepheid’s outstanding shares as of each January 1.

5. The ability to offer a variety of stock compensation awards including stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance shares and stock bonus awards. The variety of awards available under the 2006 Plan will give Cepheid greater flexibility to respond to market-competitive changes in equity compensation practices. While we have historically utilized stock options granted with an exercise price equal to the full fair market value of our common stock on the date of grant as the main form of equity compensation to our broad-based employee population and non-employee directors. We believe this flexibility will allow us to determine the most appropriate forms of compensation awards.

Background on Stock Compensation at Cepheid
      We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of Cepheid’s shareholders. Equity ownership programs put employees’ interests directly into alignment with those of other shareholders, as they reward employees upon improved stock price performance. Without an equity incentive program, Cepheid would be at a disadvantage against competitor companies in the marketplace to provide the total compensation package necessary to attract, retain and motivate employee talent critical to the future success of the company.
      We regard the encouragement of stock ownership in our employees as a significant contributing factor in achieving strong corporate performance. A broad-based equity incentive plan focuses employees at every level of the company on the same performance improvement goals, and we have embedded in the company’s culture the necessity for employees to think and act as shareholders. Historically, Cepheid has granted stock options to the majority of its newly hired employees and to its non-employee directors. This is an important component of our long-term employee incentive and retention plan and has been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company.
      We believe our stock-based incentive programs and emphasis on employee stock ownership have been integral to our success in the past and will continue to be important to our ability to achieve consistently superior performance in the years ahead. Therefore, we consider approval of the 2006 Plan an important part of Cepheid’s continued success.
Purpose of 2006 Plan
      The 2006 Plan will allow Cepheid, under the direction of the Compensation Committee of the Board of Directors or those persons to whom administration of the 2006 Plan , or part of the 2006 Plan, has been delegated or permitted by law (the “Committee”), to make grants of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance shares and stock bonus awards to employees, directors, consultants, independent contractors and advisors. The purpose of these stock awards is to attract and retain talented employees, directors, consultants, independent contractors and advisors and further align their interests and those of our shareholders by continuing to link a portion of their compensation with Cepheid’s performance.
Key Terms
      The following is a summary of the key provisions of the 2006 Plan.

Plan Term:	February 16, 2006 to February 16, 2016

Eligible Participants:	All of our employees, directors, consultants, and independent contractors are eligible to receive awards under the 2006 Plan, provided they render bona fide services to Cepheid. The Committee will determine which individuals will participate in the 2006 Plan. As of

February 2006, there were approximately 265 employees and seven non-employee directors who would be eligible to participate in the 2006 Plan.

Shares Authorized:	3,800,000, plus all available but unissued shares under the 1997 Plan, subject to adjustment only to reflect stock splits and similar events. Shares subject to awards that are cancelled, forfeited or that expire by their terms, including shares subject to awards granted under the 1997 Plan that are outstanding on the effective date of the 2006 Plan, will be returned to the pool of shares available for grant and issuance under the 2006 Plan. As of the record date, there were a total of 6,608,052 shares issued and outstanding and 1,130,545 shares authorized but not yet issued under the 1997 Plan.

Award Types:	(1) Non-qualified and incentive stock options

(2) Restricted stock awards

(3) Stock bonus awards

(4) Stock appreciation rights

(5) Restricted stock units

(6) Performance shares

Determining the Number of Shares Available for Grant:	For purposes of determining the number of shares available for grant under the 2006 Plan against the maximum number of shares authorized, any full-value award (i.e., anything other than a stock option or a stock appreciation right) will reduce the number of shares available for issuance under the 2006 Plan by 1.6 shares.

Share Limit on Awards:	No more than 1,500,000 shares may be granted to any individual under the plan during any calendar year, other than new employees, who are eligible to receive up to 2,000,000 shares in the calendar year during which they begin employment. These limits are intended to ensure that awards will qualify under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), if applicable. Failure to qualify under this section might result in Cepheid’s inability to take a tax deduction for part of its performance-based compensation to senior executives.

Vesting:	Vesting schedules will be determined by the Committee when each award is granted. Options will generally vest over four years.

Award Terms:	Stock options will have a term no longer than seven years, except in the case of incentive stock options granted to holders of more than 10% of Cepheid’s voting power, which shall have a term no longer than five years. Stock appreciation rights will have a term no longer than seven years.

Repricing Prohibited:	Repricing, or reducing the exercise price of a stock option or stock appreciation right, is prohibited unless approved by shareholders.

Non-Employee Director Awards
      The 2006 Plan provides for automatic stock option grants to non-employee directors (meaning directors who are not employees of Cepheid) according to a non-discretionary formula. Non-employee directors are also eligible to receive other types of awards under the 2006 Plan, but such awards are discretionary and not automatic.
      When a non-employee director joins the Board of Directors, he or she will receive an initial grant of an option to purchase 25,000 shares of common stock on that date. Initial non-employee director grants will vest over three years at the rate of 8,333 shares on each one-year anniversary of the grant date, so long as the director remains continuously in office.
      On the date of the first Board of Directors meeting following each annual meeting of our shareholders, each non-employee director then having been in office for more than six months will receive an option to purchase an additional 12,500 shares. Each annual grant will vest as to all 12,500 shares on the one-year anniversary of the grant date, so long as the director remains continuously in office.
      In the event of a dissolution, liquidation, merger or asset sale, all of the shares subject to these automatically granted non-employee director options will accelerate and become exercisable in full.
New Plan Benefits
      The following table shows, in the aggregate, the number of stock options that would be granted automatically in fiscal 2006 to our seven non-employee directors (including nominees for director), pursuant to the 2006 Plan option grant formula for non-employee directors.

Name and Position	Dollar Value ($)	Number of Options

Non-Employee Directors	Fair Market Value on date of grant	75,000
      Future awards under the 2006 Plan to executive officers, employees or other eligible participants, and any additional future discretionary awards to non-employee directors in addition to those granted automatically pursuant to the grant formula described above, are discretionary and cannot be determined at this time, nor can it be determined what these discretionary awards would have been if the 2006 Plan had been in effect during fiscal 2005. We therefore have not included any such awards in the table above.
Terms applicable to Stock Options and Stock Appreciation Rights
      The exercise price of stock options or stock appreciation rights granted under the 2006 Plan may not be less than the fair market value (the closing price of Cepheid common stock on the date of grant, and if that is not a trading day, the closing price of Cepheid common stock on the trading day immediately prior to the date of grant) of our common stock. On the record date, the closing price of our common stock was $8.60 per share. The term of these awards may not be longer than seven years. The Committee will determine at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.
Terms applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares and Stock Bonus Awards
      The Committee will determine the terms and conditions applicable to the granting of restricted stock awards, restricted stock unit awards, performance shares and stock bonus awards. The Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock unit awards, performance shares and stock bonus awards contingent upon continued employment with Cepheid, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate.
Eligibility Under Section 162(m)
      Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include among other criteria, one of the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a preestablished target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award:

•	Net revenue and/or net revenue growth

•	Operating income and/or operating income growth

•	Earnings per share and/or earnings per share growth

•	Return on equity

•	Adjusted operating cash flow return on income

•	Individual business objectives

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth

•	Net income and/or net income growth

•	Total shareholder return and/or total shareholder return growth

•	Operating cash flow return on income

•	Economic value added
      To the extent that an award under the 2006 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board of Directors.
      Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines.
Transferability
      Except as otherwise provided in the 2006 Plan, awards granted under the 2006 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.
Administration
      The Committee will administer the 2006 Plan. The Committee will select the persons who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2006 Plan, establish the terms, conditions and other provisions of the grants. The Committee may construe and interpret the 2006 Plan and prescribe, amend and rescind any rules and regulations relating to the 2006 Plan. The Committee may delegate to a committee of two or more directors the ability to grant awards to plan participants, so long as such participants are not officers, members of our Board of Directors or any other person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, and to take certain other actions with respect to participants who are not executive officers.
Amendments
      The Board of Directors may terminate or amend the 2006 Plan at any time, provided that no action may be taken by the Board of Directors (except those described in “Adjustments”) without shareholder approval to:

(1) Permit the repricing of outstanding stock options or stock appreciation rights under the 2006 Plan; or

(2) Otherwise implement any amendment to the 2006 Plan required to be approved by shareholders under the rules of The NASDAQ Stock Market.
Adjustments
      In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change of Cepheid’s capital structure without consideration, the Board of Directors may approve, in its discretion, an adjustment of the number and kind of shares available for grant under the 2006 Plan, and subject to the various limitations set forth in the 2006 Plan, the number of shares subject to outstanding awards under the 2006 Plan, and the exercise price of outstanding stock options and of other awards.
      In the event of a merger or asset sale any or all outstanding awards may be assumed or an equivalent award substituted by a successor corporation. In the event the successor corporation refuses to assume or substitute the awards outstanding under the 2006 Plan, the outstanding awards shall vest and become exercisable as to 100% of the shares subject thereto and shall expire 15 days following the date each holder of an outstanding award received notification from Cepheid of the exercisability of such award.
      Except for automatic grants to non-employee directors, in the event of a proposed dissolution or liquidation of Cepheid, outstanding awards shall terminate immediately prior to the consummation of such dissolution or liquidation.
U.S. Tax Consequences
      The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to Cepheid and participants in the 2006 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Non-Qualified Stock Options
      A participant will realize no taxable income at the time a non-qualified stock option is granted under the plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. Cepheid will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options
      A participant will realize no taxable income, and Cepheid will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and Cepheid will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and Cepheid will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.
      Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” Cepheid will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights
      A grant of a stock appreciation right (which can be settled in cash or Cepheid common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and Cepheid generally will be entitled to a corresponding tax deduction.

Restricted Stock
      A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. Cepheid receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock.

Restricted Stock Units
      In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. Cepheid generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Shares
      The participant will not realize income when a performance share is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. Cepheid will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Section 162(m) Limit
      The plan is intended to enable Cepheid to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, Cepheid may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.
ERISA Information
      The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Required Vote
      The affirmative vote of the majority of shares entitled to vote, present in person or by proxy, and cast affirmatively or negatively is required to approve the proposed 2006 plan.
      The Board of Directors recommends that you vote “for” approval of the Cepheid 2006 Equity Incentive Plan.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The board has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2006. Ernst & Young LLP has audited our financial statements since our inception. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
      The board recommends a vote for the ratification of the appointment of Ernst & Young LLP as our independent auditors.
Security Ownership of Certain Beneficial Owners and Management
      The following table presents information as to the beneficial ownership of our common stock as of March 14, 2006 by:

•	each shareholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	our Chief Executive Officer and four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005 each of our “Named Executive Officers”, as such term is defined under the rules of the Securities Exchange Commission; and

•	all current directors and executive officers as a group.
      The percentage ownership is based on 52,876,108 shares of common stock outstanding as of March 14, 2006. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of March 14, 2006, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options but are not deemed outstanding for computing the percentage ownership of any other person. A portion of the stock options reflected in the number of shares beneficially owned are immediately exercisable upon grant, subject to our right to repurchase the option shares at the exercise price upon termination of the optionee’s employment. With respect to an option, the term unvested means options that are currently exercisable and would be subject to our right of repurchase if exercised. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated in the table, the address of each individual listed in the table is Cepheid, 904 Caribbean Drive, Sunnyvale, California 94089.

	Number of Shares	Percentage of Shares
Director and Named Executive Officers	Beneficially Owned	Beneficially Owned

John L. Bishop (1)	850,000	1.61%
Thomas D. Brown	0	*
Robert J. Easton (2)	99,910	*
Thomas L. Gutshall (3)	1,249,741	2.36%
Cristina H. Kepner (4)	145,732	*
Dean O. Morton (5)	180,500	*
Mitchell Mroz (6)	19,500	*
David Persing, M.D. (7)	5,000	*
Hollings C. Renton (8)	55,500	*
Humberto Reyes (9)	47,812	*
John R. Sluis (10)	290,000	*
Joseph H. Smith (11)	189,791	*
All Executive Officers and Directors as group of 15 persons (12)	3,675,264	6.68%
Five Percent Shareholders
Alliance Financial (13)	5,940,325	11.23%
Kopp Investment (14)	2,957,190	5.59%

*	Less than one percent.

(1)	Consists of options to purchase 850,000 shares exercisable within 60 days of March 14, 2006. As of March 14, 2006, 23,959 of the shares issuable upon exercise of these options are unvested, 15,625 of which would, if they had been exercised, be subject to our right of repurchase within 60 days of March 14, 2006.

(2)	Consists of options to purchase 37,500 shares exercisable within 60 days of March 14, 2006. As of March 14, 2006, 7,500 of the shares issuable upon exercise of these options are unvested.

(3)	Consists of options to purchase 255,000 shares exercisable within 60 days of March 14, 2006. As of March 14, 2006, 9,376 of the shares issuable upon exercise of these options are unvested, all of which would, if they had been exercised, be subject to our right of repurchase within 60 days of March 14, 2006.

(4)	Consists of options to purchase 80,500 shares exercisable within 60 days of March 14, 2006. As of March 14, 2006, 7,500 of the shares issuable upon exercise of these options are unvested.

(5)	Includes 77,500 shares held of record by MDLC Partners, a California Limited partnership, of which Mr. Morton is the general partner. Mr. Morton also has options to purchase 32,500 shares. As of March 14, 2006, 7,500 of the shares issuable upon exercise of these options are unvested.

(6)	Consists of options to purchase 17,500 shares exercisable within 60 days of March 14, 2006. As of March 14, 2006, 12,500 of the shares issuable upon exercise of these options are unvested.

(7)	Consists of options to purchase 5,000 shares exercisable within 60 days of March 14, 2006.

(8)	Consists of options to purchase 55,500 shares exercisable within 60 days of March 14, 2006. As of March 14, 2006, 7,500 of the shares issuable upon exercise of these options are unvested.

(9)	Consists of options to purchase 47,812 shares exercisable within 60 days of March 14, 2006. As of March 14, 2006, 5,625 of the shares issuable upon exercise of these options are unvested.

(10)	Consists of options to purchase 290,000 shares exercisable within 60 days of March 14, 2006. As of March 14, 2006, 24,174 of the shares issuable upon the exercise of these options are unvested, 22,090 of which would, if they had been exercised, be subject to our right of repurchase within 60 days of March 14, 2006.

(11)	Consists of options to purchase 189,791 shares exercisable within 60 days of March 14, 2006. As of March 14, 2006, 11,041 of the shares issuable upon the exercise of these options are unvested.

(12)	Includes options to purchase 2,145,381 shares exercisable with in 60 days of March 14, 2006. As of March 14, 2006, 151,309 of issuable upon the exercise of these options are unvested.

(13)	Based on a Schedule 13G/ A filed February 14, 2005. According to the schedule of these shares, 5,637,845 are held by Alliance Capital Management, L.P. on behalf of client discretionary accounts, and 302,480 are held by AXA Equitable Life Insurance Company. Both of these entities are direct or indirect subsidiaries of AXA Financial, Inc., and the Mutuelles AXA. Alliance Capital Management’s address is 26, rue Drouot, 75009 Paris, France.

(14)	Based on a Schedule 13G/ A filed January 18, 2006. According to the schedule of these shares, 2,637,190 are held by Kopp Investment Advisors and 320,000 are held by LeRoy C. Kopp, who controls Kopp Investment Advisors through two holding companies. Kopp Investment Advisors’ address is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435.

Executive Officers
      The following table and discussion set forth certain information with regard to Cepheid’s current executive officers.

Name	Age	Position

John L. Bishop	61	Chief Executive Officer and Director
Russel K. Enns, Ph.D.	57	Senior Vice President, Regulatory and Clinical Affairs, Quality System and Reimbursement
Robert J. Koska	48	Senior Vice President, Sales and Marketing
William McMillan	55	Senior Vice President, Development
David H. Persing, M.D., Ph.D.	50	Executive Vice President and Chief Medical and Technology Officer and Director
Humberto Reyes	60	Senior Vice President, Operations
John R. Sluis	60	Senior Vice President, Finance and Chief Financial Officer
Joseph H. Smith	61	Senior Vice President, General Counsel and Secretary
      Russel K. Enns, Ph.D. Dr. Enns joined us as Senior Vice President, Regulatory Affairs, Quality System, Clinical Affairs and Medical Reimbursement in June 2003. Prior to joining Cepheid, Dr. Enns was Divisional Vice President for Regulatory Affairs, Quality System, Clinical Affairs and Medical Reimbursement at Vysis, Inc. a genomic disease management company from 1995 to 2004. Before joining Vysis, he was Vice President, Technical Affairs of MicroProbe Corporation, a biotechnology company, from 1992 to 1995. Before joining MicroProbe Corporation, he was Director of Product Development Clinical Programs and Technical Affairs at GenProbe, Inc., a biotechnology diagnostic company, from 1984 to 1992. From 1979 to 1984, Dr. Enns was the Director of Cell Biology at Alpha Therapeutics Corporation, and from 1975 to 1979 he was a Senior Biochemist at Monsanto Corporation. He received his Ph.D. in Biochemistry from University of California at Davis in 1976. Dr. Enns is a charter member and past chair of the CLSI (formerly NCCLS) Area Committee on Molecular Methods, and he is currently a member of the CLSI board of directors.
      Robert J. Koska. Mr. Koska joined us as Senior Vice President Sales & Marketing in February 2005. Prior to joining Cepheid, Mr. Koska held various positions with Vysis, Inc. and subsequently Abbott Laboratories since 1996. Mr. Koska’s work experience includes Divisional Vice President, Vysis U.S. and Canadian Sales at Abbott Molecular Diagnostics, and Senior Vice President Worldwide Sales & Marketing, Vysis prior to the Abbott acquisition. Mr. Koska further previously held progressive positions of increased responsibility in sales and marketing at DIFCO Laboratories, Inc., Bristol Myers Genetic Systems Corporation, and Johnson and Johnson’s Ortho Diagnostic Systems, Inc. Mr. Koska has an MBA, Marketing Emphasis, from the University of Michigan, Ann Arbor, MI, and a BS degree in Medical Technology from Wayne State University, Detroit, MI.
      William McMillan. Mr. McMillan is a Co-Founder and current Senior Vice President of Development for Cepheid. He heads the R&D teams at Cepheid responsible for all biological, chemical, and integration aspects of the company’s design, development, and internal product validation efforts. He is one of the original founding members of Cepheid, back in late 1996. Prior to Cepheid, Mr. McMillan had over 13 years of progressive R&D management experience at Syva Company when it was part of Behring Diagnostics (currently Dade Behring), principally overseeing product development of infectious disease immunoassays and their integration into automated analyzers. These systems focused on hepatitis, HIV, congenital diseases, and sexually transmissible diseases. He is a certified public health microbiologist and, prior to moving to industry, worked for several years for the California State Department of Health Microbial Diseases Laboratory, conducting research on gonorrhoea and tuberculosis. He holds a variety of patents in the areas of sample collection devices, rapid detection of antibiotic resistance, devices and systems for microfluidic-based specimen preparation, and techniques for quantitative, internally controlled amplification methods.
      Humberto Reyes. Mr. Reyes joined us as Senior Vice President of Operations in November 2004. Prior to joining Cepheid, Mr. Reyes was an Operations Consultant with Brownsboro Group, LLC. from September 2003 to November 2004. Prior to joining Brownsboro, Mr. Reyes was a Senior Operations Consultant for EXPERTech Associates, consulting in medical devices and biotech industries from November 2001 to June 2003. Prior to that, he was Head of Operations for OXIS Health Products Inc., which developed, manufactured and marketed products for oxidative research and wellness programs from August 1997 to September 2001. He is an experienced operations executive with more than 25 years of progressive management experience in the diagnostic and related industries. Mr. Reyes’ work experience also includes Vice President, Operations, Dade Diagnostics at Baxter; Vice President/ General Manager, Chromatography Division, Varian and Associates; and Sr. Vice President, Operations, Microgenics Corporation.
      John R. Sluis. Mr. Sluis joined us as Senior Vice President, Finance and Chief Financial Officer in July 2002. Prior to joining Cepheid, Mr. Sluis was Senior Vice President and Chief Financial Officer of Vysis, a genomic disease management company from June 2000 through February 2002. Before joining Vysis, he held various senior financial management positions at Sanofi Diagnostics, a medical diagnostic company, from 1989 through 1999, including serving as its Chief Financial Officer for North American Operations from 1989 to 1994, Chief Financial Officer for its worldwide operations headquartered in France from 1994 to 1997, and concluding as Chief Executive Officer for North American Operations from 1997 to 1999. From 1985 through 1988, Mr. Sluis was Vice President and Chief Financial Officer of Gen-Probe, Inc. From 1974 to 1985 Mr. Sluis held a number of financial management positions with American Hospital Supply Corporation concluding as Vice President and Controller of the American Dade Division from 1980 to 1985.
      Joseph H. Smith. Mr. Smith joined us in June 2003 and now serves as Senior Vice President and General Counsel. He has been Secretary of the Corporation since March 2004. From 1989 to April 2002, Mr. Smith was Vice President of Intellectual Property at Applied Biosystems Group and its predecessors, a biotechnology research equipment company, and during 2002-2003 was its Senior Vice President for Business Development. Prior to Applied Biosystems, Mr. Smith was a partner in the law firm of Wiseman, Jones, and Smith; and prior to that he was also a member of the Technical Legal Department of Hewlett-Packard.
Executive Compensation
      The following table sets forth the compensation paid by Cepheid during 2005, 2004 and 2003 to the Chief Executive Officer and to Cepheid’s four other most highly compensated executive officers. We refer to these individuals as the named executive officers.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Number of
Name and				Other Annual	Securities	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Compensation(1)	Underlying Options	Compensation(2)

John L. Bishop	2005	399,708	93,600	42,707	50,000	1,980
Chief Executive Officer	2004	330,270	116,000	42,383	200,000	1,980
	2003	310,000	58,125	63,105	—	1,340
David H. Persing(3)	2005	124,529	50,000	135,690	350,000	212
Executive Vice President & Chief Medical and Technology Officer
Humberto Reyes(4)	2005	253,077	—	112,960	45,000	1,609
Sr. Vice President,	2004	13,462	—	11,474	135,000	99
Operations
John R. Sluis	2005	259,231	—	47,551	45,000	1,657
Sr. Vice President,	2004	241,346	—	46,019	50,000	987
Finance and	2003	225,000	—	68,837	—	903
Chief Financial Officer
Joseph H. Smith(5)	2005	276,646	—	—	45,000	1,796
Sr. Vice President,	2004	263,077	—	—	15,000	1,688
Legal/ Business	2003	138,942	—	—	250,000	546
Development and General Counsel

(1)	Consists of reimbursement of relocation and commuting expenses.

(2)	Consists of value of employee life insurance and health insurance.

(3)	Dr. Persing joined us in August 2005.

(4)	Mr. Reyes joined us in November 2004.

(5)	Mr. Smith joined us in June 2003.

Option Grants in Last Fiscal Year
      The following table shows information about each stock option granted during 2005 to the Chief Executive Officer and our four other most highly compensated executive officers who were serving as Named Executive Officers as of December 31, 2005. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the closing price on the date an option was granted until the end of the option term. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. The closing price per share of our common stock as reported on the NASDAQ National Market on December 31, 2005 was $8.78.
      All options included in the following table are nonqualified stock options. Unless noted otherwise, the options were granted under our 1997 Stock Option Plan and the exercise price of each option granted equaled the closing price per share of our common stock on the NASDAQ National Market on the date of grant. These options expire on the earlier of ten years from the date of grant or three months after termination of employment. The percentage numbers are based on an aggregate of 1,972,280 options granted to our employees during fiscal 2005. As of March 14, 2006, all of the shares issuable upon exercise of options granted in the last fiscal year are unvested.

						Potential Realizable Value at
	Number of					Assumed Annual Rates of
	Securities		Percentage of Total			Stock Price Appreciation for
	Underlying		Options Granted	Exercise		Option Term
	Options		to Employees in	Price per	Expiration
Name	Granted (#)		2005	Share ($)	Date	5%	10%

John L. Bishop	50,000	(1)	2.54%	$9.08	4/27/15	$285,361	$723,161
David H. Persing	350,000	(2)	17.75	7.38	8/29/15	1,624,435	4,116,637
Humberto Reyes	45,000	(1)	2.28	9.08	4/27/15	256,825	650,845
John R. Sluis	45,000	(1)	2.28	9.08	4/27/15	256,825	650,845
Joseph H. Smith	45,000	(1)	2.28	9.08	4/27/15	256,825	650,845

(1)	Vests in equal monthly installments over the 48-month period commencing on January 1, 2007, provided that the vesting of such option will accelerate in full if Cepheid achieves certain milestones relating to corporate profitability in 2006.

(2)	Represents 300,000 shares subject to an option which vests and becomes exercisable over a four-year period as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month thereafter employment and 50,000 shares subject to an option which vests in equal monthly installments over the 48-month period commencing on January 1, 2007, provided that the vesting of the options will accelerate in full if Cepheid achieves certain milestones relating to corporate profitability in 2006.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values
      The following table presents the number of shares of common stock subject to vested and unvested stock options held as of December 31, 2005 by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005. Also reported is the value of in-the-money stock options as of December 31, 2005, which represents the positive difference between the aggregate exercise price of the outstanding options and the aggregate fair market value of the options based on $8.78, the closing price per share of our common stock on December 31, 2005, as reported on the NASDAQ National Market. The value of the unexercised in-the-money options has not been, and may never be, realized.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		Fiscal Year End (#)		Fiscal Year End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John L. Bishop(2)	—	—	833,333	166,667	$3,996,666	$166,834
David H. Persing(3)	—	—	5,000	350,000	7,150	490,000
Humberto Reyes(4)	—	—	36,562	143,438	—	—
John R. Sluis(5)	—	—	285,833	74,167	1,219,641	41,709
Joseph H. Smith(6)	—	—	162,500	147,500	708,938	432,513

(1)	These values have been calculated on the basis of the fair market value of our common stock on December 31, 2005, $8.78, less the applicable exercise price per share, multiplied by the number of shares underlying the options.

(2)	As of March 14, 2006, 173,959 of the shares issuable upon exercise of Mr. Bishop’s option are unvested.

(3)	As of March 14, 2006, 350,000 of the shares issuable upon exercise of Dr. Persing options are unvested.

(4)	As of March 14, 2006, 137,813 of the shares issuable upon exercise of Mr. Reyes’ options are unvested.

(5)	As of March 14, 2006, 94,174 of the shares issuable upon exercise of Mr. Sluis’ option are unvested.

(6)	As of March 14, 2006, 131,250 of the shares issuable upon exercise of Mr. Smith’s option are unvested.
Securities Authorized For Issuance Under Equity Compensation Plans
      The following table sets forth certain information, as of December 31, 2005, concerning securities authorized for issuance under all equity compensation plans of Cepheid:

(c)
Number of Shares
Remaining
Available for Equity
	(a)	(b)	Compensation
	Number of Shares to be	Weighted-Average	Plans (Excluding
	Issued Upon Exercise of	Exercise Price of	Shares Reflected in
Plan Category	Outstanding Options	Outstanding Options	Column (a))

Equity compensation plans approved by shareholders(1)	6,643,899	$6.53	215,083	(2)
Equity compensation plans not approved by the shareholders	—	N/A	—

Total	6,643,899		215,083

(1)	Includes our 1997 Stock Option Plan, our 2000 Employee Stock Purchase Plan and our 2000 Non-Employee Directors’ Stock Option Plan.

(2)	Of the 215,083 shares, 28,077 shares are subject to our 2000 Employee Stock Purchase Plan.

Employment Contracts, Termination of Employment and Change of Control Arrangements
      John L. Bishop Employment Agreement. We entered into an employment agreement with John L. Bishop in March 2002. The employment agreement provided for an initial annual base salary of $310,000, to be reviewed annually and an initial guaranteed bonus of $77,500. In future years, the employment agreement provides that Mr. Bishop will be eligible to receive an annual bonus equal to up to 25% of his base annual salary, with the percentage determined by the degree of achievement of certain performance goals and objectives to be determined by the compensation committee. During fiscal 2005, the compensation committee reviewed Mr. Bishop’s compensation package and third-party market data for chief executive officers at comparable companies and determined that Mr. Bishop’s annual base salary would be increased to $400,000, which is his current salary, and that he would be eligible to receive an annual bonus in future years in an amount targeted at 40% of his annual base salary. Under his employment agreement, Mr. Bishop also received an immediately exercisable option to purchase 750,000 shares of our common stock at an exercise price of $3.61 per share, which was equal to the market value on the date of grant. Twenty-five percent of the shares of common stock issuable upon exercise of this option vested on April 12, 2003, and the remainder vest in equal monthly installments over three years, so long as Mr. Bishop continues to be employed by Cepheid. During fiscal 2005, we granted Mr. Bishop an option to purchase 50,000 shares of our common stock.
      Upon termination other than for cause, as defined below, or upon a constructive termination, Mr. Bishop will be entitled to receive a lump sum payment equal to 12 months of his then current base salary, a prorated target cash bonus based on the degree of achievement of certain performance goals and objectives by Mr. Bishop prior to his termination, and 50% of all unvested shares will become vested shares. If Mr. Bishop is terminated without cause or he is constructively terminated within one year of a change of control event, Mr. Bishop will be entitled to receive a lump sum payment equal to 18 months of his then current base salary and prorated target cash bonus, and all unvested shares will become vested shares.
      For purposes of Mr. Bishop’s employment agreement, cause means:

•	a failure to perform his duties after notice and an opportunity to cure;

•	misconduct injurious to us;

•	a conviction of, or a guilty or no contest plea to, a felony charge;

•	acts of fraud against us, misappropriation of our property or dishonesty affecting our business or affairs; or

•	a breach of any agreement with us, including those regarding confidentiality and proprietary information: or

•	a failure or refusal to carry out the reasonable directives of Cepheid, following notice and an opportunity to cure.
      Constructive termination, as defined in Mr. Bishop’s employment agreement, means Mr. Bishop’s voluntary termination of his employment with us due to:

•	a specified reduction in his responsibilities, salary or target bonus;

•	our material breach of his employment agreement;

•	a forced relocation of his primary workplace; or

•	the failure of any successor of Cepheid to assume his employment agreement.
      John R. Sluis Employment Agreement. We entered into an employment agreement with John R. Sluis in March 2002. The employment agreement specified that Mr. Sluis’ annual base salary will be $225,000, to be reviewed annually. During fiscal 2005, the compensation committee reviewed Mr. Sluis’ compensation package and third-party market data for chief financial officers at comparable companies and determined that Mr. Sluis’ annual base salary would be increased to $265,000. Under his employment agreement, Mr. Sluis also received an immediately exercisable option to purchase 265,000 shares of our common stock at an exercise price of $4.29 per share, which was equal to the market value on the date of grant. Twenty-five percent of the shares issuable upon exercise of this option vested on July 12, 2003 and the remainder vests in equal monthly installments over three years so long as Mr. Sluis continues to be employed by Cepheid. In Fiscal 2005, Mr. Sluis was granted an additional 45,000 stock options. If Mr. Sluis is terminated without cause or he is constructively terminated within one year of a change of control event, Mr. Sluis will receive a lump sum payment equal to 15 months base salary, and all unvested shares will become vested shares. The definitions of cause and constructive termination in Mr. Sluis’ employment agreement are approximately the same as those in Mr. Bishop’s employment agreement, except that portion of the constructive termination definition relating to a specific reduction in target bonus is not applicable to Mr. Sluis.
      David H. Persing Employment Offer Letter. We entered into an employment offer letter with David Persing, our Executive Vice President and Chief Medical and Technology Officer, in July 2005. Under the offer letter, Dr. Persing will receive an annual salary of $350,000, and was granted an options to purchase 350,000 shares of our common stock at an exercise price equal to the market value of our common stock on the date of grant. In fiscal year 2006, Dr. Persing will receive a guaranteed bonus of $122,500 and thereafter will be eligible to receive an annual bonus equal to up to 35% of his base annual salary, with the percentage being determined by the degree of achievement of certain performance goals and objectives to be determined by Dr. Persing and Cepheid. Dr. Persing received a bonus of $50,000 for signing the employment contract. We also entered into a change of control and severance agreement with Dr. Persing that is described below.
      Humberto Reyes Employment Offer Letter. We entered into an employment offer letter with Humberto Reyes, our Senior Vice President, Operations, in November 2004. Under the offer letter, Mr. Reyes will receive an annual salary of $250,000, and was granted an option to purchase 135,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. We also entered into a change of control and severance agreement with Mr. Reyes that is described below. In 2005, Mr. Reyes received options to purchase 45,000 shares of common stock.
      Robert Koska Employment Offer Letter. We entered into an employment offer letter with Robert Koska, our Senior Vice President of Sales & Marketing, in February 2005. Under the offer letter, Mr. Koska will receive an annual salary of $225,000, and was granted an option to purchase 200,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the first date of employment. Mr. Koska will also be entitled to receive an annual bonus of up to 25% of his base salary. We also entered into a change of control and severance agreement with Mr. Koska that is described below. In 2005, Mr. Koska received an option to purchase 45,000 shares of common stock.
      Change of Control Retention and Severance Agreements for Russel K. Enns, Joseph H. Smith, Humberto Reyes, Robert Koska and David H. Persing. We amended the change of control retention and severance agreements with Russel K. Enns and Joseph H. Smith in May 2004. We also entered into a change of control retention and severance agreement with Mr. Reyes in November 2004, Mr. Koska in February 2005 and Dr. Persing in July 2005. Under these agreements, if a termination of employment by Cepheid other than for cause, or a termination by the executive following a diminution of responsibilities, occurs within one year of a change of control event, Messrs. Enns, Smith, Reyes, and Koska will receive a lump sum payment equal to 15 months base salary and Dr. Persing will receive a lump sum payment equal to 18 months base salary. Under these agreements, all outstanding shares and stock options held by such person prior to the change of control event will become fully vested and exercisable.
      Cause is defined in the change of control retention and severance agreements to mean:

•	failure to perform any reasonable and lawful duty of such executive’s position or failure to follow the lawful written directions of the Chief Executive Officer;

•	commission of an act that constitutes misconduct and is injurious to the company or any subsidiary;

•	conviction of, or pleading “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;

•	committing an act of fraud against, or the misappropriation of property belonging to, the company or any subsidiary;

•	commission of an act of dishonesty in connection with such executive’s responsibilities as an employee and affecting the business or affairs of the company;

•	breach of any confidentiality, proprietary information or other agreement with the company or any subsidiary; or

•	failure or refusal to carry out reasonable directives of Cepheid.
      Diminution of responsibilities is defined in the change of control retention and severance agreements to mean:

•	a specified reduction in such executive’s responsibilities, salary or target bonus (if any);

•	our material breach of such executive’s employment agreement;

•	a forced relocation of such executive’s primary workplace; or

•	the failure of any successor of Cepheid to assume such executive’s employment agreement.
      Option grants to non-employee directors. All option grants to non-employee directors under the 1997 Stock Option Plan will become fully vested and exercisable immediately prior to Cepheid’s dissolution, liquidation, merger with or into another corporation, or sale of all or substantially all of our assets, and will expire three months after the event that caused the vesting acceleration to the extent they have not been previously exercised.
Certain Relationships and Related Transactions
      Other than the compensation arrangements that are described above in “Director Compensation” and “Employment Contracts, Termination of Employment and Change of Control Arrangements,” since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.
Compensation Committee Report on Executive Compensation
      This report of the compensation committee is required by the Securities and Exchange Commission and is not “soliciting material,” is not to be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Cepheid under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Introduction
      The compensation committee of the board of directors acts pursuant to the charter of the compensation committee of the board of directors of Cepheid, which was adopted by the board of directors in July 2004 and amended in February 2006. The compensation committee charter is posted under the “Investor Relations” section of our website at www.cepheid.com.
      The current members of the compensation committee are Robert J. Easton, Dean O. Morton and Hollings C. Renton, each of whom meets the independence requirements of the NASDAQ listing standards, is a “non-employee director” within the meaning of Section 16 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The compensation committee meets at scheduled times during the year and holds additional meetings from time to time to review and to discuss executive compensation issues. The compensation committee also considers and takes action by written consent.

      The compensation committee is responsible for reviewing the compensation and benefits for Cepheid’s executive officers, as well as supervising and making recommendations to the board of directors on compensation matters generally. The compensation committee also administers Cepheid’s equity incentive plans and makes grants under the plans to executive officers and maintains oversight responsibility for the review of all of Cepheid’s employee benefit plans, including any Internal Revenue Code Section 401(k) savings plan, any Internal Revenue Code Section 125 cafeteria benefit plan and Cepheid’s medical plans.
      The compensation committee has the authority under its charter to engage the services of outside advisers, experts and others to assist the committee in its functions, and to determine the fees and retention terms of such persons.

General Compensation Policy
      The compensation committee acts on behalf of the board of directors to establish the general compensation policy of Cepheid. The compensation committee’s philosophy in compensating executive officers, including the Chief Executive Officer, is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of our executive officers’ compensation is based on our corporate results. In addition, we believe that compensation for our executive officers, including annual base compensation and long-term equity compensation, should be competitive with compensation arrangements for executive officers of companies in our peer group.
      The base salaries, incentive compensation and stock option grants of our executive officers are determined in part by the compensation committee reviewing data on prevailing compensation practices in companies with whom we compete for executive talent and by their evaluating this information in connection with our corporate goals. Subject to the limitations regarding available data, the compensation committee compared the compensation of our executive officers with the compensation practices of comparable companies to determine cash compensation and equity awards
      Long-term equity compensation for executive officers has been made through stock option grants. Stock options provide value only if our stock price increases (which benefits all shareholders) above the price at which the option was granted, and then only if the optionee continues to provide services to us during the option’s vesting schedule.
      The compensation committee typically reviews annual base salary levels and target bonuses for our Chief Executive Officer and our other executive officers and employees at or about the beginning of each calendar year.

Fiscal 2005 Executive Compensation
      Base Compensation. The compensation committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer.
      Stock Options. In fiscal 2005, we granted options to purchase shares of our common stock to some of our executive officers to aid in their retention, to motivate them to assist us with the achievement of certain corporate profitability milestones and to align their interests with those of the shareholders by providing them with an equity stake in us. Stock options typically are granted to executive officers when the executive first joins us, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The compensation committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each option granted is within the discretion of the compensation committee and is based on the optionee’s anticipated future contribution to us and his or her ability to influence corporate results, past performance and consistency within his or her peer group. In fiscal 2005, the compensation committee considered the factors described above, as well as the number of unvested stock options held by the executive officers as of the date of grant. Stock options are granted at a price per share that is equal to 100% of the fair market value of our common stock on the date of grant. The vesting for stock options granted to our executive officers in fiscal 2005 was designed to further ensure the retention of the executive officers. The stock options granted to executive officers in fiscal 2005 generally vest over a four year period. However, certain of our executive officers received stock options in 2005 that carry the potential for accelerated vesting. These options vest monthly over a four-year period beginning on January 1, 2007, but provide that the options will become vested in full if Cepheid achieves certain milestones relating to corporate profitability in 2006.

Chief Executive Officer Compensation
      John L. Bishop has served as our Chief Executive Officer since April 2002. Mr. Bishop’s base salary for fiscal 2005 was $400,000, which represents a 17% increase from 2004. He was eligible to receive an annual incentive bonus targeted at 40% of his annual base salary, or $160,000. In determining the amount of this bonus for 2005, the compensation committee evaluated Mr. Bishop’s performance against key corporate objectives and financial targets, and awarded Mr. Bishop a bonus of $93,600. Mr. Bishop also received an option to purchase 50,000 shares of our common stock in 2005. This option was granted at a price per share equal to 100% of the fair market value on the date of grant and is subject to monthly vesting over a four-year period beginning on January 1, 2007. However, if Cepheid achieves certain milestones relating to corporate profitability in 2006, the option will become vested in full according to an accelerated schedule. In 2004, Mr. Bishop received an option to purchase 200,000 shares of our common stock.
      The compensation committee considered many factors in determining whether to increase Mr. Bishop’s annual base salary for fiscal 2005, the amount of his annual bonus based on his performance in fiscal 2005 and the number of stock options to grant to him, including Cepheid’s accomplishments under Mr. Bishop’s leadership during fiscal 2005, and Mr. Bishop’s performance against the strategic and operational objectives and financial metrics that the committee had established at the beginning of fiscal 2005 regarding Mr. Bishop.

Non-Executive Compensation
      In fiscal 2004 and 2005, we engaged outside compensation consulting firms to provide the compensation committee with market data on the compensation practices of similarly situated companies in our industry. In 2004, the compensation committee met on numerous occasions to review, discuss and analyze the data compiled by and presented to it by the compensation consultant in light of Cepheid’s overall compensation structure. Following its review and based upon recommendations from Cepheid’s management, the compensation committee adopted a graded salary structure that provides management the ability to hire and make compensation decisions for employees who are not directors or executive officers of Cepheid and that are within established guidelines for salaries and equity awards.
      The compensation committee has delegated to two members of our board of directors, Mr. Bishop and Dr. David Persing, the authority acting together to grant stock options under our 1997 Stock Option Plan to our employees and other service-providers who are not directors or executive officers of Cepheid subject to established guidelines that are based upon the salary grade of new hires and existing employees.

Compliance with Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to certain executives of public companies. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes the goals consists only of “outside directors.” Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the stock option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which stock options may be granted during a specified period. All members of the compensation committee qualify as outside directors within the meaning and as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Historically, the combined salary and bonus of each executive officer has been below this $1 million limit. The compensation committee’s present intention is to grant future compensation that does not exceed the limitations of Section 162(m).

Conclusion
      Through the plans and policies described above, a significant portion of Cepheid’s executive compensation is based on corporate and individual performance, as well as competitive pay practices. The compensation committee believes equity compensation is vital to the long-term success of Cepheid. The compensation committee remains committed to this policy, recognizing the competitive market for talented executives. Going forward the compensation committee intends to continue to evaluate Cepheid’s executive compensation plans, policies and programs, and will consider, among other things, the accounting treatment of stock options, dilution, the incentive value of various equity vehicles, the role of cash and equity in structuring compensation packages and the need to retain key talent.

COMPENSATION COMMITTEE

Robert J. Easton
Dean O. Morton
Hollings C. Renton

Company Stock Price Performance
      The following graph shows the total shareholder return of an investment of $100 in cash on June 21, 2000, the date Cepheid’s common stock began to trade on the NASDAQ National Market, through December 31, 2005, the last date of trading of fiscal 2005 for (1) Cepheid’s common stock, (2) the NASDAQ Biotechnology Index and the NASDAQ Composite Index. All values assume reinvestment of the full amount of all dividends. No cash dividends have been declared on shares of Cepheid’s common stock. Shareholder returns over the indicated period are based on historical data and are not necessarily indicative of future shareholder returns.
TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 investment on 12/29/00)

	Total Return Analysis

	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

Cepheid	$100.00	$49.78	$60.42	$113.54	$117.81	$104.06

Nasdaq Biotechnology	$100.00	$83.80	$45.81	$66.77	$70.86	$72.87

Nasdaq Composite	$100.00	$78.95	$54.06	$81.09	$88.06	$89.27

      This section is not “soliciting material,” is not to be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Cepheid under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.
Audit Committee Report
      This report of the audit committee is required by the Securities and Exchange Commission, and is not “soliciting material,” is not to be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Cepheid under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

      Under the guidance of the amended charter adopted by the board of directors in September 2002, the purpose of the audit committee is to:

•	monitor the integrity of Cepheid’s financial statements;

•	monitor the periodic reviews of Cepheid’s accounting and financial reporting process and systems of internal control that are conducted by Cepheid’s independent auditors and Cepheid’s financial and senior management;

•	review and evaluate the independence and performance of Cepheid’s independent auditors, approve all audit and non-audit services to be performed by the auditors and appoint, oversee and compensate Cepheid’s independent auditors; and

•	hire the independent auditors, evaluate the independent auditors and, where appropriate, replace the independent auditors.
      Each of the members of the audit committee meets the independence and financial experience requirements of the Securities and Exchange Commission and the NASDAQ listing standards. Cristina H. Kepner, Dean O. Morton and Mitchell D. Mroz are “audit committee financial experts” as such term is defined in applicable rules of the Securities and Exchange Commission. The audit committee charter is posted under the “Investor Relations” section of our website at www.cepheid.com.
      Management has the primary responsibility for the system of internal controls and the financial reporting process, and for the preparation of financial statements in accordance with generally accepted accounting principles. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The audit committee has the responsibility to monitor and oversee these processes.
      In this context and in connection with the audited financial statements contained in Cepheid’s Annual Report on Form 10-K, the audit committee:

•	reviewed and discussed the audited financial statements with Cepheid’s management;

•	discussed with Ernst & Young LLP, Cepheid’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•	reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence from Cepheid, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining their independence;

•	based on the foregoing reviews and discussions, recommended to the board of directors that the audited financial statements be included in Cepheid’s 2005 Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission; and

•	instructed the independent auditors that the audit committee expects to be advised if there are any subjects that require special attention.
      In addition, the audit committee selected Ernst & Young LLP as Cepheid’s independent auditors for our fiscal year ending December 31, 2006.

AUDIT COMMITTEE

Cristina H. Kepner
Dean O. Morton
Mitchell D. Mroz

Principal Accountant Fees and Services
      During the fiscal years ended December 31, 2004 and 2005, the aggregate fees billed by Cepheid’s independent registered public accounting firm, Ernst & Young LLP, for professional services were as follows:
      Audit Fees. Consists of fees billed for professional services rendered for the audit of Cepheid’s annual financial statements and review of the quarterly financial statements and services, such as comfort letter, consent and comment letter, that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

	2005	2004

Audit Fees	$664,000	$772,810
Audit — Related Fees	12,500	32,000
Tax Fees	30,000	15,000

Total	$706,500	$819,810

      All of Ernst & Young LLP’s fees for the fiscal years ended December 31, 2004 and 2005, described above, were pre-approved by the audit committee
Shareholder Proposals
      The deadline for submitting a shareholder proposal for inclusion in Cepheid’s proxy statement and form of proxy for our 2007 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is November 27, 2006. The deadline for submitting a shareholder proposal for inclusion in Cepheid’s proxy statement and form of proxy for our 2007 annual meeting of shareholders pursuant to our bylaws is December 28, 2006. Submissions must be received by Cepheid at our principal executive offices. Shareholders wishing to submit proposals or director nominations that are not to be included in our proxy statement and proxy must do so in accordance with our bylaws. Any submissions not received in the manner described above will not be considered.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16 of the Exchange Act requires Cepheid’s directors and officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms that they file.
      Based solely on a review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during our most recent fiscal year.
Shareholder Communications
      Any shareholder wishing to communicate with our board of directors regarding Cepheid may write to the board, c/o Joseph H. Smith, Secretary, Cepheid, 904 Caribbean Drive, Sunnyvale, California 94089. The Secretary of directors will forward these communications directly to the director(s). The independent directors of the board of directors review and approve the shareholder communication process periodically to ensure effective communications with shareholders.
Director Attendance at the Annual Meeting
      Cepheid’s policy is to encourage members of its board of directors to attend the annual meeting of shareholders and generally schedules a meeting of the board of directors on the date of the annual meeting to make it more convenient for them to do so. In 2005, all of the directors then in office attended Cepheid’s annual meeting of shareholders.
Other Business
      The board does not presently intend to bring any other business before the meeting, and, so far as is known to the board, no matters are to be brought before the meeting except as specified in the notice of the annual meeting of shareholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

APPENDIX A
CEPHEID
2006 Equity Incentive Plan
February 16, 2006
      1.     PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined in the text are defined in Section 27.
      2.     SHARES SUBJECT TO THE PLAN.
      2.1     Number of Shares Available. Subject to Sections 2.2 and 21.2, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of February 16, 2006, is 3,800,000 Shares plus (i) any authorized shares not issued or subject to outstanding grants under the Company’s 1997 Stock Option Plan (the “1997 Plan”) on the date the 1997 Plan is terminated; (ii) shares that are subject to issuance upon exercise of an option granted under the 1997 Plan but cease to be subject to such option for any reason other than exercise of such option; and (iii) shares that were issued under the 1997 Plan which are repurchased by the Company at the original issue price or forfeited. Subject to Sections 2.2 and 21.2 hereof, Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. Any Award, other than an Option or a SAR, shall reduce the number of Shares available for issuance by 1.6 Shares for each Share subject to such Award (for an Option or a SAR this ratio shall remain 1:1). SARs to be settled in shares of the Company’s Common Stock shall be counted in full against the number of Shares available for award under the Plan, regardless of the number of Shares issued upon settlement of the SAR. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Options granted under this Plan.
      2.2     Adjustment of Shares. In the event that the number or type of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number and class of Shares reserved for issuance under this Plan, (b) the Exercise Prices of outstanding Options and SARs, (c) the number of Shares subject to outstanding Options and SARs and (d) the maximum number of Shares that may be granted pursuant to Section 3 may, upon approval of the Board in its discretion, be proportionately adjusted in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued.
      3.     ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than one million five hundred thousand (1,500,000) Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of two million (2,000,000) Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

      4.     ADMINISTRATION.
      4.1     Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 6 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 6 hereof, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an award has been earned; and

(k) make all other determinations necessary or advisable for the administration of this Plan.
      4.2     Committee Discretion. Except for automatic grants to Outside Directors pursuant to Section 6 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to two or more directors of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of taxation under Section 409A of the Code.
      5.     OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Option Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of seven (7) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant; and (iii) the Exercise Price of an NQSO will not be less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required by or desirable to the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period not less than thirty (30) days or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in such calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
      6.     AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.
      6.1     Types of Options and Shares. Options granted under this Plan and subject to this Section 6 shall be NQSOs.
      6.2     Eligibility. Options subject to this Section 6 shall be granted only to Outside Directors. An Outside Director who is elected or reelected as a member of the Board will be eligible to receive an option grant under this Section 6.
      6.3     Grant for Initial Election or Appointment. Each Outside Director who is first elected or appointed as a member of the Board on or after the 2006 annual meeting of shareholders will automatically be granted an option for 25,000 Shares (an “Initial Election Grant”) on the date such Outside Director is first elected or appointed as a member of the Board.
      6.4     Annual Grants. On the date of the first meeting of the Board immediately following each annual meeting of shareholders of the Company beginning with the 2006 annual meeting (even if held on the same day as the meeting of shareholders), the Company shall grant each Outside Director then in office for longer than six months, an option for 12,500 Shares (an “Annual Grant”).
      6.5     Discretionary Grant. The Board may make discretionary grants to any Outside Director (a “Discretionary Grant”).

      6.6     Vesting and Exercisability. The date an Outside Director receives an Initial Election Grant or an Annual Grant is referred to in this Plan as the “Start Date” for such option.

(a) Initial Election Grants. Except as set forth in Section 21.4, each Initial Election Grant will vest and become exercisable as to 8,333 of the Shares on each one-year anniversary of the Start Date, so long as the Outside Director continuously remains a director of the Company.

(b) Annual Grants. Except as set forth in Section 21.4, each Annual Grant will vest and become exercisable as to 12,500 of the Shares on the one-year anniversary of the Start Date, so long as the Outside Director continuously remains a director of the Company.

(c) Discretionary Grants. Except as set forth in Section 21.4, Discretionary Grants shall vest and be exercisable as determined by the Board.
      6.7     Exercise Price. The exercise price of an option grant to an Outside Director shall be the Fair Market Value of the Shares at the time that the option is granted.
      7.     RESTRICTED STOCK AWARDS.
      7.1     Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
      7.2     Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
      7.3     Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares when required by law) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company, as communicated and made available to Participants.
      7.4     Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
      7.5     Termination During Performance Period. Except as may be set forth in the Participant’s Restricted Stock Purchase Agreement, vesting ceases on such Participant’s Termination Date.

      8.     STOCK BONUS AWARDS.
      8.1     Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.
      8.2     Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
      8.3     Form of Payment to Participant. The Stock Bonus Award will be paid to the Participant currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.
      8.4     Termination of Participant. In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.
      9.     STOCK APPRECIATION RIGHTS.
      9.1     Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in a SAR Agreement). The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
      9.2     Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, may be less than Fair Market Value (but not less than the par value of the Shares). A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.
      9.3     Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of seven years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.
      9.4     Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
      10.     RESTRICTED STOCK UNITS.
      10.1     Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.
      10.2     Terms of RSUs. The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
      10.3     Form and Timing of Settlement. The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
      11.     PERFORMANCE SHARES.
      11.1     Awards of Performance Shares. A Performance Share Award is an award to an eligible person denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to a Performance Share Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

      11.2     Terms of Performance Shares. The Committee will determine, and each Performance Share Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect on each award of Performance Shares of the Participant’s Termination. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the applicable performance goals to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
      11.3     Form and Timing of Settlement. The portion of an award of Performance Shares being settled shall be paid currently.
      12.     PAYMENT FOR SHARE PURCHASES.
      12.1     Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;

(c) by waiver of compensation due or accrued to the Participant for services rendered to the Company or a Parent or Subsidiary of the Company;

(d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s Common Stock exists:

(i) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(ii) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

(e) by any combination of the foregoing; or

(f) by any other method approved by the Board.
      13.     WITHHOLDING TAXES.
      13.1     Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such

Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.
      13.2     Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.
      14.     TRANSFERABILITY.
      14.1     General Rule. Except as otherwise provided in this Section 14, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.
      14.2     All Awards other than NQSOs. All Awards other than NQSOs shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.
      14.3     NQSOs. Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.
      15.     PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
      15.1     Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Exercise Price pursuant to Section 15.2.
      15.2     Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price, as the case may be.
      16.     CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

      17.     ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
      18.     EXCHANGE AND BUYOUT OF AWARDS. The repricing of Options or SARs is not permitted without prior stockholder approval. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
      19.     SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
      20.     NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.
      21.     CORPORATE TRANSACTIONS.
      21.1     Dissolution or Liquidation. Except for automatic grants to Outside Directors pursuant to Section 6 hereof, in the event of the proposed dissolution or liquidation of the Company, the Company shall notify the Participant at least thirty (30) days prior to such proposed action. To the extent it has not been previously exercised, all Awards will terminate immediately prior to the consummation of such proposed action.
      21.2     Merger or Asset Sale. Except for automatic grants to Outside Directors pursuant to Section 6 hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company:

(a) Awards. Each Award shall be assumed or an equivalent award substituted by the successor corporation (including as a “successor” any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall have the right to exercise the Award as to all of the shares of Common Stock covered by the Award, including Shares as to which it would not otherwise be exercisable. If an Award is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Company shall notify the Participant that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent entity, the Company may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Common Stock subject to the Award, to be solely common stock of the successor corporation or its parent entity equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(b) Shares Subject to Right of Repurchase. Any Shares subject to a Right of Repurchase of the Company, as described in Section 15.2 herein, shall be exchanged for the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by the holders of Common Stock for each share held on the effective date of the transaction, as described in the preceding paragraph. If in such exchange the Participant receives shares of stock of the successor corporation or a parent or subsidiary of such successor corporation, and if the successor corporation has agreed to assume or substitute for Awards as provided in the preceding paragraph, such exchanged shares shall continue to be subject to such Right of Repurchase. If, as provided in the preceding paragraph, the Participant shall have the right to exercise an Award as to all of the shares of Common Stock covered thereby, all Shares that are subject to a Right of Repurchase of the Company shall be released from such Right of Repurchase and shall be fully vested.

      21.3     Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an award, such new Award may be granted with a similarly adjusted Exercise Price.
      21.4     Outside Directors Options. Notwithstanding any provision to the contrary, in the event of a dissolution or liquidation described in Section 21.1 or a merger or asset sale described in Section 21.2, the vesting of all options granted to Outside Directors pursuant to Section 6 of this Plan will accelerate and such options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three (3) months of the consummation of said event. Any options not exercised within such three-month period shall expire.
      22.     ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board and upon receiving approval of the Company’s shareholders shall become effective (the “Effective Date”).
      23.     TERM OF PLAN/ GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

      24.     AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
      25.     NONEXCLUSIVITY OF THE PLAN . Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
      26.     INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company.
      27.     DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company, or (c) a failure to materially perform the customary duties of employee’s employment.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means Cepheid or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination (or if there are no sales for such date, then the last preceding business day on which there were sales) as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(d) in the case of an Option made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e) if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(f) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(g) any person (other than a tenant or employee) sharing the Participant’s household;

(h) a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(i) a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(j) any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Option Agreement” means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives; and

•	Company specific operational metrics.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

“Performance Share” means an Award granted pursuant to Section 11 of the Plan.

“Performance Share Agreement” means an agreement evidencing a Performance Share Award granted pursuant to Section 11 of the Plan.

“Plan” means this Cepheid 2006 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 7 of the Plan.

“Restricted Stock Purchase Agreement” means an agreement evidencing a Restricted Stock Award granted pursuant to Section 7 of the Plan.

“Restricted Stock Unit” means an Award granted pursuant to Section 10 of the Plan.

“RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 10 of the Plan.

“SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 9 of the Plan.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 9 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 8 of the Plan.

“Stock Bonus Agreement” means an agreement evidencing a Stock Bonus Award granted pursuant to Section 8 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

APPENDIX B
AUDIT COMMITTEE CHARTER
(Adopted by the Board of Directors of Cepheid on April 3, 2000 and amended September 24, 2002)
Purposes:
The purposes of the audit committee are to:
      Monitor the integrity of the financial statements of Cepheid (the “Company”).
      Monitor the periodic reviews of the Company’s accounting and financial reporting process and systems of internal control that are conducted by the Company’s independent auditors and the Company’s financial and senior management.
      Review and evaluate the independence and performance of the Company’s independent auditors, approve all audit and non-audit services to be performed by such auditors and appoint, oversee and compensate the Company’s independent auditors.
      Select the independent auditor, evaluate the independent auditor and, where appropriate, replace the independent auditor.
Composition:
      The audit committee shall be composed of three or more directors, as determined by the board of directors, each of whom shall meet the independence and financial literacy requirements of NASDAQ and the provisions of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), and at least one of whom shall have accounting or related financial management expertise, as the board of directors interprets such qualification in its business judgment.
      Unless a chair is designated by the board of directors, the committee members may appoint their own chair by majority vote.
Responsibilities:
The responsibilities of the audit committee are to:

Select the independent auditor, which shall ultimately be accountable to the audit committee.

Evaluate the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the board of directors take appropriate action to oversee the independence of the independent auditor.

Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

Review the independent auditor’s audit plan.

Meet with management and the independent auditor to review and discuss the annual financial statements and the report of the independent auditor thereon and, to the extent the independent auditor or management brings any such matters to the attention of the audit committee, to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information or the adequacy of internal controls.

Review the management letter delivered by the independent auditor in connection with the audit.

Following such reviews and discussions, if so determined by the audit committee, recommend to the board of directors that the annual financial statements be included in the Company’s annual report.

Meet quarterly with management and the independent auditor to review and discuss the quarterly financial statements; provided that this responsibility may be delegated to the chairman of the audit committee.
      In connection with the Committee’s review of the quarterly financial statements:

•	Discuss with the independent auditors and management the results of the independent auditors’ SAS 71 review of the quarterly financial statements.

•	Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.
      Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that the committee or either of these groups believes could significantly affect the financial statements and should be discussed privately.
      Have such meetings with management as the audit committee deems appropriate to discuss significant financial risk exposures facing the Company, and steps management has taken to monitor and control such exposures.
      Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor or management.
      Communicate with the Company’s independent auditors about the Company’s expectations regarding its relationship with the auditors, including the following: (i) the independent auditors’ ultimate accountability to the Committee, as representatives of the Company’s stockholders; and (ii) the ultimate authority and responsibility of the Committee to select, evaluate and, where appropriate, replace the independent auditors.
      Approve the fees and other significant compensation for audit and non-audit services to be paid to the independent auditors.
      Approve the audit and non-audit services to be provided by the independent auditors. The Committee may delegate the authority to grant such approvals to one or more members of the Committee, and direct that any approval so granted be reported to the Committee at a following meeting of the Committee.
      Evaluate the performance of the independent auditor and, if so determined by the audit committee, discharge the independent auditor.
      At the request of Company counsel, review with Company counsel legal and regulatory matters that may have a significant impact on the Company’s financial statements, compliance policies or programs.
      Conduct or authorize such inquiries into matters within the committee’s scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.
      Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee’s work.
      At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.
      Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
      Review the fairness of any proposed material transaction between management and other related parties (as defined in the Exchange Act) of the Company and the Company (excluding transactions that are subject to review by the Compensation Committee of the Board), and make recommendations regarding such transactions to the Board.
      Establish procedures to receive and process complaints regarding accounting, internal audit controls or auditing matters and for employees to make confidential, anonymous complaints regarding accounting or auditing matters.
      Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company’s Common Stock is listed, and perform other activities that are consistent with this charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.
      It is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

APPENDIX C
CHARTER OF THE
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
CEPHEID
(Adopted by the Board of Directors of Cepheid on July 27, 2004 and amended February 16, 2006)

I.	Purpose and Authority
      The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Cepheid (the “Company”) is to discharge the Board’s responsibilities with respect to all forms of compensation of the Company’s executive officers, to administer the Company’s equity-based compensation and other employee benefit plans, and to produce an annual report on executive compensation for use in the Company’s proxy statement. This Charter sets forth the authority and responsibility of the Committee for approving and evaluating executive officer compensation arrangements, plans, policies and programs of the Company, and for administering the Company’s equity-based compensation plans for employees, whether adopted prior to or after the date of adoption of this charter.

II.	Membership
      The Committee will consist of not fewer than two members of the Board, with the exact number being determined by the Board. Each member of the Committee will meet all of the following criteria:

•	an “independent director” as defined under the applicable rules and regulations of The NASDAQ Stock Market, as amended from time to time (the “Rules”), except as may otherwise be permitted by such Rules;

•	a “non-employee director,” as defined in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	an “outside director” under Regulation Section 1.162-27 promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
      All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. The Board will select members of the Committee who will be approved by a majority vote of a quorum of the Board. Committee members will serve during their respective term as a director, subject to earlier resignation or removal by a majority vote of a quorum of the Board. Unless a Chairperson is elected by the Board, the members of the Committee may designate a Chairperson by majority vote of the Committee membership.

III.	Responsibilities and Duties
      The principal duties of the Committee in carrying out its responsibilities are set forth below. These duties are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.
      1. The Committee will have the authority to determine and approve the form and amount of compensation to be paid or awarded to all employees of the Company, including the Company’s executive officers, as defined under Section 16 of the Exchange Act and the rules promulgated thereunder (“Executive Officers”). The Committee may delegate authority to subcommittees of the Committee or to Executive Officers with respect to compensation determinations for persons who are not Executive Officers.
      2. The Committee will annually review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”) and the Company’s Executive Officers, and evaluate the performance of the CEO and Executive Officers in light of these goals and objectives. Based on this evaluation, including an evaluation of the Company’s performance and shareholder returns, the Committee shall have the sole authority to make decisions respecting (i) CEO and Executive Officer employment and severance contracts and arrangements, (ii) salary paid to the CEO and Executive Officers, (iii) the grant of all cash-based bonuses and equity-based compensation to the CEO and Executive Officers, (iv) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO and Executive Officers, (v) any CEO and Executive Officers severance or change in control arrangement, and (vi) any other CEO and Executive Officers compensation matters as from time to time directed by the Board; provided that the Committee shall take account of the recommendations of the Board with respect to CEO and Executive Officer employment contracts. The Committee shall take account of the recommendations of the Company’s CEO for other Executive Officers with respect to each of the foregoing items.
      3. The Committee will annually review and make recommendations to the Board with respect to adoption and approval of, or amendments to, all cash-based and equity-based incentive compensation plans and arrangements, and the amounts and shares reserved thereunder after taking into consideration the Company’s strategies with respect to short and long-term cash and equity-based compensation.
      4. The Committee will: (i) approve grants of stock, stock options, stock purchase rights or other equity-based incentives to individuals eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to Executive Officers); (ii) interpret the equity-based compensation plans and agreements thereunder; and (iii) determine acceptable forms of consideration for stock and equity rights acquired pursuant to the equity-based incentive compensation plans. The Committee may delegate to certain of the Company’s directors the authority to approve equity-based incentives to employees of the Company or of any subsidiary of the Company who are not directors of the Company or to “Insiders” (as defined in the Company’s 1997 Stock Option Plan), provided that the number of equity-based incentives granted to any such employee in any one year period shall not exceed that number of equity-based incentives as may be determined from time to time by the Committee that are applicable to such employee’s respective salary grade structure, provided further, that the price per share is no less than the fair market value of the Company’s common stock on the date of grant.
      5. The Committee will meet with the CEO within a reasonable amount of time after the commencement of each fiscal year to discuss the incentive compensation programs to be in effect for the Company’s Executive Officers for such fiscal year and the corporate goals and objectives relevant to those programs.
      6. The Committee will periodically review the Company’s procedures with respect to employee loans, and will not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director of the Company or any Executive Officer (or equivalent thereof) of the Company. The Committee will assist the Board and management of the Company in complying with this prohibition.
      7. The Committee will prepare an annual report on executive compensation to the Company’s shareholders for inclusion in the proxy statement for the Company’s annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission
      8. The Committee will have oversight responsibility for the review of all of the Company’s employee benefit plans, including any Internal Revenue Code Section 401(k) savings plan, any Internal Revenue Code Section 125 cafeteria benefit plan, any medical plan, any profit-sharing program and any pension or other deferred compensation plan, and will approve, or delegate its authority to the appropriate administrative committee to approve, any and all changes to such plans, including termination when appropriate. The administration of such plans shall be performed by management of the Company, including as constituted in any benefit or pension plan administrative committee.
      9. The Committee will review this Charter periodically and recommend to the Board any changes it determines are appropriate.
      10. The Committee will have the authority to utilize the services of compensation consultants, legal counsel and other advisors of the Company, in order to fulfill its responsibilities. The Committee will also have the ability, at the reasonable expense of the Company, to retain and terminate compensation consultants, legal counsel and other advisors of its choosing to assist the Committee in connection with its functions. The Committee shall have the sole authority to approve the fees and other retention terms of such consultants and advisors retained by the Committee pursuant to this Charter and the Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such consultants and advisors retained by the Committee pursuant to this Charter or for the commission of any necessary studies or surveys concerning the levels of executive compensation payable in the industries in which the Company is engaged and in other related industries and to obtain recommendations from outside consultants concerning compatible pay programs, as appropriate.
      11. The Committee and any stock option or other equity-based incentive committee constituted under the delegated authority of Section 4 hereof, will make regular reports to the Board.
      12. The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with this Charter, the Company’s articles of incorporation and bylaws, and applicable laws, rules or regulations as the Committee, any other committee of the Board or the Board deems necessary or appropriate.
IV.     Meetings
      Meetings of the Committee will be held from time to time, but no less than quarterly, in response to the needs of the Board or as otherwise determined by the Chairperson of the Committee. The Committee shall report to the Board from time to time, as requested by the Board and at such other times as determined by the Committee to be appropriate. In accordance with the bylaws of the Company and in lieu of a meeting, the Committee may also act by unanimous written consent.
V.     Minutes
      The Committee will maintain written minutes of its meetings, and will file such minutes with the minutes of the meetings of the Board.

PROXY
CEPHEID
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
March 27, 2006
      The undersigned shareholder of Cepheid hereby appoints Thomas L. Gutshall and John R. Sluis, and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of common stock of Cepheid held of record by the undersigned on March 14, 2006, at the annual meeting of shareholders of Cepheid to be held on April 27, 2006 (the “Annual Meeting”) at 1:00 p.m. at Cepheid’s principal executive offices, 904 Caribbean Drive Sunnyvale, California 94089 and any adjournments or postponements thereof.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

☑ Please mark votes as in this example
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS RELATING TO THE ANNUAL MEETING.

1.	To elect three Class I directors of Cepheid to serve on the board of directors for a three-year term. The board of directors intends to present the following nominees for election as directors:	Vote FOR all the nominees (except as directed to the contrary)	☐

		Vote WITHHELD from all nominees	☐
John L. Bishop
Thomas D. Brown
Dean O. Morton
INSTRUCTIONS: To withhold vote for any individual nominee, write the nominee’s name in the space provided below:

2.	To approve the 2006 Equity Incentive Plan.	For	Against	Abstain
		☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as independent auditors of Cepheid for the fiscal year ending December 31, 2006.	For	Against	Abstain
		☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐	Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please have an authorized officer sign and indicate the full corporate name. If a partnership, please sign in partnership name by an authorized person.

MARK HERE IF YOU PLAN ON ATTENDING THE SHAREHOLDER MEETING ☐	Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

Signature:	Date:	Signature:	Date:

Print Name:		Print Name: